                                                           Exhibit 11
                                                           ----------
                                                           Page 1 of 2

                                   ADVO, Inc.

                   COMPUTATION OF PRIMARY PER SHARE EARNINGS
                     (In thousands, except per share data)



                                              Three months ended
                                           -------------------------
                                           December 28,  December 30,
                                              1996           1995
                                           -----------   -----------


EARNINGS APPLICABLE TO COMMON STOCK            $ 6,182       $ 6,037
                                               =======       =======


AVERAGE COMMON AND COMMON EQUIVALENT
 SHARES


Average common shares outstanding               24,221        20,771
Assumed conversion or exercise of:
 Warrants                                           --         2,377
 Stock Options                                     360           679
 Restricted Stock                                    9            29

                                               -------         ------
Weighted average common and common
equivalent shares                               24,590         23,856
                                               ========        ======

EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE                               $  .25         $  .25
                                               =========       ======

                                                            Exhibit 11
                                                            ----------
                                                            Page 2 of 2


                                   ADVO, Inc.

                COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                     (In thousands, except per share data)


                                              Three months ended
                                           -------------------------
                                           December 28,  December 30,
                                              1996           1995
                                           -----------   -----------

EARNINGS APPLICABLE TO FULLY
 DILUTED SHARES                              $ 6,182       $   6,037
                                          ==========       =========

FULLY DILUTED SHARES

Average common shares outstanding             24,221          20,771
Assumed conversion or exercise of:
 Warrants                                         --           2,380
 Stock Options                                   360             691
 Restricted Stock                                  9              33

                                          ----------       ----------

Fully diluted shares                          24,590           23,875
                                          ==========       ===========

EARNINGS PER SHARE ASSUMING
 FULL DILUTION                                  $.25             $.25
                                          ==========       ===========
